UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 1, 2018, Valero Energy Corporation (the “Company”) closed its public offering (the “Offering”) of $750,000,000 aggregate principal amount of its 4.350% Senior Notes due 2028 (the “Notes”). The Notes were issued pursuant to an Indenture dated as of March 10, 2015 (the “Indenture”), between the Company, and U.S. Bank National Association, as Trustee.

The Offering was registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-224993), and was made pursuant to the prospectus dated May 17, 2018, as supplemented by the prospectus supplement dated May 17, 2018 (collectively, the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The Indenture, the terms of the Notes and the form of Notes have been filed or incorporated by reference as Exhibits 4.1, 4.2 and 4.3, respectively, hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture dated March 10, 2015 among the Company and U.S. Bank National Association, as trustee—incorporated by reference to Exhibit 4.1 to Valero’s Registration Statement on Form S-3 (SEC File No. 333-202635) filed March 10, 2015.

4.2	Terms of the 4.350% Senior Notes due 2028.

4.3	Form of Notes (included in Exhibit 4.2 above).

5.1	Opinion of Jay D. Browning.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: June 4, 2018	By:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel